Exhibit 10.13

COUNTY BANCORP, INC.

(a Wisconsin corporation)

MANAGEMENT INCENTIVE PLAN

STOCK OPTION AGREEMENT

Participant:

Participant’s Address:

Date of Grant:

Number of Shares Optioned:

Option Price per Share:

Option Expiration Date:

Type of Option:	☐ Nonqualified Stock Option (“NQO”) ☐ Incentive Stock Option (“ISO”)

This STOCK OPTION AGREEMENT (the “Agreement”) is made and entered into, as of the Date of Agreement set forth above, by and between County Bancorp, Inc., a Wisconsin corporation (“Company”) and the Participant named above:

PREMISES

WHEREAS, the Company has adopted the County Bancorp, Inc. Management Incentive Plan (the “Plan”) under which the Committee (as defined in the Plan) may, among other things, grant options to key officers and employees of the Company and its subsidiaries to purchase shares of the Company’s common stock, par value $.01 per share (“Stock”), subject to terms, conditions, and restrictions as in its discretion it shall deem appropriate; and

WHEREAS, the Participant is a key officer and employee of the Company or a Subsidiary and the Option is granted as an incentive to continue Participant’s services and to increase Participant’s proprietary interest in the Company; and

WHEREAS, pursuant to the Plan, the Committee has made a grant to the Participant to purchase shares of the authorized but unissued Stock of the Company conditioned upon the due execution of this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and of the covenants and agreements herein set forth, the parties hereby mutually covenant and agree as follows:

1. Option Grant. The Company, in consideration of the continued employment of the Participant for the periods herein defined, grants to the Participant an Option, pursuant to the Plan, to purchase the number of shares of Stock of the Company, par value of $0.01 per share, set forth in the table on page 1 as the Number of Shares Optioned, at the Exercise Price Per Share set forth in the table on page 1, and otherwise upon the terms and conditions set forth herein.

2. Duration and Exercise of Option. This Option expires on the Option Expiration Date set forth above or prior thereto in the event of death or termination of employment of the Participant, as provided herein. The exercise of this Option is contingent upon receipt by the Company of the full purchase price of such shares, During the period between the date of the grant of this Option and the end of the tenth year after the date of the granting of this Option, this Option may be exercised with respect to not more than the percentage of the total number of Option Shares as set forth in the following schedule:

Years After Grant of Option	Percentage of Total Shares Subject to Option
three (3)	fifty percent (50%)
four (4)	one hundred percent (100%)

3. Certain Restrictions. The Option granted hereby may be exercised only with respect to whole shares of stock. The minimum number of Optioned Shares which may be purchased at one time shall be lesser of 100 Optioned Shares or ten percent (10%) of the aggregate number of Option Shares granted hereunder. Nothing herein contained shall be construed to extend the ultimate term of this Option beyond the period of ten (10) years from the date of the grant of this Option.

4. Manner of Exercise. The Option may be exercised only by written notice, delivered or mailed by postpaid, registered or certified mail, addressed to the secretary of the Company specifying the number of Optioned Shares being purchased. Such notice shall be accompanied by (i) payment in cash or its equivalent of the entire Exercise Price of the Optioned Shares being purchased; (ii) only with the prior written consent of the Committee, by tendering previously acquired shares of Stock having a Fair Market Value (determined by the Committee in conformity with the requirements of the Plan) at the time of exercise equal to the entire purchase price of the Optioned Shares being purchased; or (iii) any combination of the foregoing. The Committee may then require that there be presented to and filed with it such evidence as it may deem sufficient to establish that the Participant is bona fide resident of the State of Wisconsin on the date of exercise, and that the shares to be purchased are being acquired for investment and not with a view to their distribution. The Committee, in its discretion, may provide through any subsidiary bank of the Company to make a loan to the Participant to finance the exercise of any Option as well as the estimated or actual amount of taxes that may be payable. The loan shall be evidenced by a promissory note for a term of one year and shall be secured or unsecured as may be determined.

Shares of Stock tendered shall be duly endorsed or accompanied by stock powers duly endorsed in blank. Upon receipt of the payment of the entire purchase price of the Optioned Shares, certificates for such shares shall be issued to the Participant. The Optioned Shares so purchased shall be fully paid and nonassessable.

5. Withholding Taxes. The Participant by this Option Agreement hereby authorizes the Company or any subsidiary bank to (i) retain and withhold from any cash amounts due or to become due from the Company to the Participant an amount equal to such taxes as may be required by any taxing authority to be withheld, or (ii) to retain and withhold the number of shares having a market value not less than the amount of such taxes and cancel any such shares so withheld, in order to reimburse the Company or any subsidiary bank, unless the Participant has made arrangements satisfactory to the Committee, regarding such payment.

6. Issuance of Shares. Promptly after receipt of such notice and payment (as set forth in Section 4, above) and of such evidence of Wisconsin residency and intent to acquire for investment as may be required by the Committee, the Company shall deliver a certificate to the Participant hereunder for the number of shares with respect to which the Option shall have been so exercised. All stock purchased under this Option by the Participant during his lifetime shall be issued in the name of and delivered to the Participant for whose account it was purchased.

7. Transfer. Except as specifically provided in Section 8(h) of the Plan, the Options herein granted shall not be transferable by the Participant otherwise than by will or the laws of descent and distribution and may be exercised during the life of the Participant only by the Participant, or his guardian or his legal representative. No assignment or transfer by the Participant of his Option, or of the rights represented hereby, whether voluntary or involuntary, by operation of law or otherwise, except by will or the laws of descent and distribution, shall vest in the assignee or transferee any interest or right herein whatsoever.

8. Not an Employment Contract. Nothing in this Agreement shall confer on the Participant any right to continue in the employ of the Company or any of its subsidiary banks in any way affect the Company’s right to terminate the Participant’s employment without prior notice at any time for any or no reason.

9. Corporate Rights Unaffected. Subject to Section 5(c) of the Plan, the existence of this Option herein granted shall not affect in any way the right or power of the Company or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stocks or otherwise affecting the Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

10. Revision of Shares. The shares with respect to which this Option is granted are shares of the stock, par value $0.01 per share, of the Company as constituted on the date of this Option. The Committee shall make appropriate adjustment in the Exercise Price Per Share and the number of Optioned Shares set forth in the table on page 1 if there is any change in the Stock of the Company as a result of any stock dividend, stock split, recapitalization, or any merger, consolidation or otherwise. The Committee shall also make appropriate adjustments in the Exercise Price Per Share and the number of Optioned Shares set forth in the table on page 1 if any Stock should be sold by the Company (except pursuant to the Plan or any other qualified or nonqualified stock option plan) at a price less than the Fair Market Value of such Stock at the time of such sale.

11. Merger or Consolidation. After a merger of one or more corporations into the Company, the Participant shall, at no additional cost and subject to any required action by the shareholders, be entitled upon any exercise of an option granted under this Agreement to receive, in lieu of the number of shares of Stock as to which such option is so exercised, the number and class of shares of stock or other securities to which the Participant would have been entitled pursuant to the terms of the agreement of merger if, immediately prior to such merger, the Participant had been the holder of record of the number of shares of Stock as to which such option is so exercised.

12. Investment Representation. The Participant, by acceptance of this Option, represents that he is a bona fide resident of the State of Wisconsin and that he presently intends that any stock purchased by him upon exercise of the Option granted under the Plan shall be purchased for investment with no intention of resale at that time. Participant undertakes to furnish a similar representation in writing at the time of exercise if so requested by the Company. This Section shall not be enforced if the shares reserved for grant hereunder shall have been duly registered under the applicable federal and state securities laws. The Participant agrees for himself and his heirs, legatees, and legal representatives, with respect to all shares of Stock acquired pursuant to the terms and conditions of this Option Agreement (or any shares of Stock issued pursuant to a stock dividend or stock split thereon or any securities issued in lieu thereof or in substitution or exchange therefor) that he and his heirs, legatees and legal representatives will not sell or otherwise dispose of such shares except pursuant to an effective Registration Statement under the Securities Act of 1933 or except in a transaction which in the opinion of counsel for the Company, is exempt from registration under such Act.

13. The Plan; Receipt of Copy. This Agreement shall be subject to the terms of the Plan as may be amended, except this Agreement may not, in any way, be restricted or limited by any Plan amendment or termination approved after the grant date, without the Participant’s written consent. The Participant acknowledges receipt of a copy of the Plan.

14. Choice of Law. This Agreement shall be construed and enforced in accordance with and shall be governed by the laws of the State of Wisconsin.

15. Entire Understanding. This Agreement contains the entire understanding of the parties and shall not be modified or amended except in writing and duly signed by the parties. No waiver by either party of any default under this Agreement shall be deemed a waiver of any later default.

16. Meaning of “Participant.” Whenever the word “Participant” is used herein it shall include in addition to the named Participant, his executors, administrators, personal representatives, or the person or persons to whom this Option may be transferred by will or by the laws of descent and distribution, to the extent provided hereby.

17. Participant Not a Shareholder. The Participant shall not be deemed for any purpose to be a shareholder of the Company with respect to any of the Optioned Shares except to the extent that this Option shall have been exercised with respect thereto and a stock certificate issued therefor. No adjustment shall be made for any dividends or other rights for which the record date is prior to the date such stock certificate is issued.

18. Violation of Law. Anything herein contained to the contrary notwithstanding, the Company shall not be obligated to issue any shares hereunder if the exercise of this Option or the issuance of such shares shall constitute a violation by the Participant or by the Company of any provisions of any law or of any regulation of any governmental authority. Any determination made by the Committee under this Section 14 shall be final, binding and conclusive.

19. Controversy; Interpretation. Any controversy which shall arise under or as a result of or pursuant to this Option shall be determined by the Committee in its sole discretion and any interpretation by the Committee of the terms of this Option shall be final, binding and conclusive, unless otherwise determined by the Board of Directors of the Company.

20. Notices. Every notice hereunder shall be in writing delivered personally or by mail, postage prepaid, addressed as follows:

If to the Company:

934 North 23rd Street

Manitowoc, Wisconsin 53420

Attention: Management Incentive Plan Administrative Committee with a copy to the attention of the Secretary;

or at such other address as the Company, by notice, may designate in writing from time to time.

If to the Participant, or his or her personal representatives, heirs or legatees:

The Participant’s Address shown above;

or at such other address as the Participant, his personal representatives, heirs or legatees by notice to the Company, may designate in writing from time to time.

IN WITNESS WHEREOF, the Company has caused this Option to be signed and countersigned by its duly authorized officers as of the Date of Grant set forth in the table on page 1.

COUNTY BANCORP, INC.

By:
William C. Censky, President

Attest:
Michael F. Check, Secretary

Accepted in accordance with, and subject to, the above terms and conditions as of the Date of Grant set forth in the table on page 1.

, Participant